Appendix A to Exhibit B-1

The following ratios will be used to allocate costs for services not directly assigned but pooled and allocated based on a causal measurement:

--------------------------------------------------------- ----------------------- ---------------------------------------
Allocation                                                Function                Potential Types of Costs
--------------------------------------------------------- ----------------------- ---------------------------------------
Number of Employees Ratio - Based on the number of        Human Resources         Employee benefits costs.
employees benefiting from the performance of a            Information Technology  IT software and hardware utilization
service.  This ratio will be determined annually based                            Payroll processing.
on actual count of applicable employees at the end of                             Maintenance of employee data for
the previous calendar year and may be adjusted                                    payroll purposes.
periodically due to a significant change.

--------------------------------------------------------- ----------------------- ---------------------------------------
Accounts Payable Ratio - Based on the number of           Accounting              A/P processing costs.
invoices processed for each of the specific Client
Entities.  This ratio is determined annually based on
the actual count of invoices at the end of the previous
calendar year and may be adjusted periodically due to a
significant change

--------------------------------------------------------- ----------------------- ---------------------------------------
Number of Customers Ratio - Based on the number of        Information technology  IT software and hardware utilization.
customers at each utility subsidiary                      Customer Services       Customer services operation and
benefiting from the performance of a service.                                     management costs.
This ratio will be determined annually based on the
average annual customer count and may be adjusted
periodically due to a significant change.

--------------------------------------------------------- ----------------------- ---------------------------------------
Regulated Global - 8 Allocator Factor  - This formula     Human resources         Recruiting, training, and promotions.
will be determined annually based on the regulated        Information Technology  IT services to support all utilities
Utility Subsidiaries' average of gross plant (original    Accounting              such as network support, data center
plant in service), gross payroll charges (salaries and    Supply Chain            operations, etc.
wages, including overtime, shift premium and lost time,   Transmission & Supply   Financial accounting
but excluding pension, payroll taxes and other employee   Treasury                Accounts Payable/Receivable
benefits) and gross revenues during the previous                                  Budget management
calendar year and may be adjusted for any known and                               Preparation of financial filings.
reasonable quantifiable events or at such time as may                             Cash Management
be required due to significant changes. The eight                                 Tax Services
applicable regulated Utility Subsidiaries include: New                            Record storage costs.
York State Electric & Gas Corporation (NYSEG),                                    Materials management administration.
Rochester Gas & Electric Corporation (RG&E), Central                              Procurement Services
Maine Power Company (CMP), Berkshire Gas Company (BGC),                           Supply Chain procedures.
The Southern Connecticut Gas Company (SCG), Connecticut
Natural Gas Corporation (CNG), Maine Natural Gas
Corporation (MNG), and New Hampshire Gas Corporation
(NHGC).

--------------------------------------------------------- ----------------------- ---------------------------------------
Regulated Global - 6 Allocator Factor  - This formula     Human Resources         Recruiting, training, and promotions.
is derived through utilization of the same data as the    Accounting              IT services to support all utilities
Regulated Global - 8 allocator factor above, but it is    Supply Chain            such as network support, data center
limited to data of the following six Utility              Information Technology  operations, etc.
Subsidiaries: NYSEG, CMP, SCG, CNG, RGE, and BGC. This    (This will be used by   Financial accounting
will be used by the functional groups that are            the functional groups   Accounts Payable/Receivable
providing services to the six major utilities.            that are providing      Budget management
                                                          services to the six     Preparation of financial filings.
                                                          major utilities.)       Cash Management
                                                                                  Tax Services
                                                                                  Record storage costs.
                                                                                  Materials management administration.
                                                                                  Procurement Services
                                                                                  Supply Chain procedures.



--------------------------------------------------------- ----------------------- ---------------------------------------
Allocation                                                Function                Potential Types of Costs
--------------------------------------------------------- ----------------------- ---------------------------------------
Regulated Global - 5 Allocator Factor  - This formula     Information Technology  IT services to support all utilities
is derived through utilization of the same data as the    (This is being used     such as network support, data center
Regulated Global - 8 allocator factor above, but it is    for the initial         operations, etc.
limited to data of the following five Utility             development of the
Subsidiaries: NYSEG, CMP, SCG, CNG, and RGE.              ERP system and the
                                                          current Information
                                                          technology services to
                                                          the five utilities.
                                                          Berkshire Gas (BGC) is
                                                          excluded because it is
                                                          not part of the ERP
                                                          system project scope
                                                          at this time.)

--------------------------------------------------------- ----------------------- ---------------------------------------
Regulated Global - 4 Allocator Factor - This formula      Legal                   Legal services related to SAP contract
is derived through utilization of the same data as the    Information Technology  revisions. (ERP costs less RGE)
Regulated Global - 8 allocator factor above, but it is    (This is being used
limited to data of the following four Utility             for the initial
Subsidiaries: NYSEG, CMP, SCG, and CNG.                   development of the
                                                          ERP system for costs
                                                          being allocated to the
                                                          four benefiting
                                                          utilities. RGE is
                                                          excluded because RGE
                                                          has already incurred
                                                          certain baseline
                                                          system development
                                                          costs for the ERP
                                                          software.)



--------------------------------------------------------- ----------------------- ---------------------------------------
Allocation                                                Function                Potential Types of Costs
--------------------------------------------------------- ----------------------- ---------------------------------------
Electric Transmission Allocator Factor - This formula     Transmission & Supply   Coordinate/direct electric
is used to allocate costs for the coordination and                                transmission related activities such
direction of electric transmission issues for the                                 as those related to FERC or ISO.
benefit of regulated electric Utility Subsidiaries and
departments.  The formula is derived through
utilization of the same data as the Regulated Global
allocator factors noted above, but it is limited to
data of the electric operating companies or
departments, namely, NYSEG, RG&E, and CMP.

--------------------------------------------------------- ----------------------- ---------------------------------------
Commodity - Global Allocator Factor  - This formula is    Transmission & Supply   Supply and transmission policy
used to allocate the cost of commodity planning,                                  issues.
procurement, and sale when the service is applicable to
or benefits all Client Entities, regardless of whether
they are a gas, electric, or combined company.  The
formula is derived through utilization of the gas
and/or electric supply costs of the Client Entities and
reflects the proportion of such costs occurring between
these entities.

--------------------------------------------------------- ----------------------- ---------------------------------------
Commodity - Regulated Gas Allocator Factor - This         Transmission & Supply   Gas commodity planning and
formula is used to allocate costs for gas commodity                               procurement.  Gas transmission and
planning, procurement and sale for regulated gas                                  storage related activities.
Utility Subsidiaries.  The formula is derived through
utilization of the gas supply costs of the regulated
gas Utility Subsidiaries and reflects the proportion of
such costs occurring between these entities.

--------------------------------------------------------- ----------------------- ---------------------------------------
Procurement Total Spending -                              Supply Chain            Centralized purchasing services, vendor
Based on the total dollar spending against Purchase                               relations, contract management.
Orders and P-Card within each legal entity at period end.

--------------------------------------------------------- ----------------------- ---------------------------------------
Materials Management -                                    Supply Chain            Materials procurement and management
Based on the number of issues from Active Inventory for                           including inventory management.
each legal entity at period end.

--------------------------------------------------------- ----------------------- ---------------------------------------
Fleet Administration -                                    Supply Chain            Fleet procurement and management.
A ratio based on the number of vehicles/equipment
managed for each legal entity.  The numerator of the
ratio is the number of vehicles/equipment managed for a
legal entity and the denominator is the number of
vehicles/equipment managed for all legal entities at
period end.

--------------------------------------------------------- ----------------------- ---------------------------------------
Composite Supply Chain -                                  Supply Chain            Administrative costs related to
Average of allocation factors for Procurement, Fleet                              providing Supply Chain services.
and Materials Management within each legal entity at
period end.

--------------------------------------------------------- ----------------------- ---------------------------------------

Note: Allocations for shared services functions are in a "work in progress" state. As we form the Shared Services Company and mature the implementation of services we will reassess all the allocation factors to meet the SEC general policy that each method of allocation will have a causal relationship with the type of service.